                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

        This Merger Agreement and Plan of Reorganization (the "Agreement"), is
entered into this 4th day of May, 2005, by and among Competitive Companies,
Inc., a corporation organized and existing under the laws of the State of Nevada
("CCI"), CCI Acquisition Corp., a corporation organized and existing under the laws of the State of Nevada ("CAC"), and C A Networks, Inc., a corporation organized and existing under the laws of the State of Wyoming ("CAN").

                                   RECITALS:

        WHEREAS, CAC is a wholly owned subsidiary of CCI;

        WHEREAS, CAN desires to merge with and into CAC, and CAC desires to merge with CAN, so that CAC will be the surviving corporation, all upon the terms and subject to the conditions of this Merger Agreement and in accordance with the laws of the State of Nevada ("Merger");

        WHEREAS, the terms and conditions of the Merger, the mode of carrying the same into effect, the manner of converting the capital stock of CAN into the right to receive common stock of CCI and such other terms and conditions as may be required or permitted to be stated in this Merger Agreement are set forth below; and

        WHEREAS, for federal income tax purposes, it is intended by the parties hereto that the Merger shall qualify as a reorganization within the meaning of
Sections 368(a)(l)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as
amended (the "Code"), and that this Merger Agreement shall constitute a "Plan of
Reorganization" for purposes of Section 368 of the Code;

        NOW, THEREFORE, based upon the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements set forth herein, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CCI , CAC, and CAN approve and adopt this
Agreement and Plan of Reorganization and mutually covenant and agree with each other as follows:

                           1. Merger of CAN into CAC.

        1.1 Shares of the Constituent and Surviving Corporations. The manner and basis of converting the shares of CAN Stock into shares of CCI Stock shall be as follows:

At the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of either CAC, CCI or CAN, and subject to all the terms and conditions of this Agreement, at the Closing, the CAN shareholders agree to receive from CAC, and CAC agrees to issue to the shareholders of CAN (a "Shareholder") 40,559,999 Shares of Common Stock of CCI
("CCI Shares") (the "Share Consideration") in exchange for 40,559,999 Shares of

Common Stock of CAN ("CAN's Shares"). Each of CAN's Shares that is issued and outstanding immediately before the Closing, other than shares with respect to which the right to dissent has been exercised, shall entitle the holder thereof to receive one CCI Common Share.

        1.2 Effect of the Merger. As of the Effective Date, all of the following shall occur:

        (a) The separate existence and corporate organization of CAN shall cease
(except insofar as it may be continued by statute), and CAC shall exist as a surviving corporation.

        (b) Except as otherwise specifically set forth herein, the corporate identity, existence, purposes, powers, franchises, rights and immunities of CAC shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of CAN shall be merged with and into CAC as the surviving corporation, shall be fully vested therewith.

        (c) Neither the rights of creditors nor any liens upon or security interests in the property of CAN shall be impaired by the Merger.

        (d) All corporate acts, plans, policies, agreements approvals and authorizations of the shareholders and Board of Directors of CAN and of its respective officers, directors and agents, which were valid and effective immediately prior to the Effective Date, shall be the acts, plans, policies, agreements, approvals and authorizations of CAC and shall be as effective and binding on CAC as the same were on CAN.

        (e) CAC shall be liable for all of the obligations and liabilities of CAN.

        (f) The rights, privileges, goodwill, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to CAN, shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in CAC, without further act or deed.

        (g) No claim pending at the Effective Date by or against CAN, or any stockholder, officer or director thereof, shall abate or be discontinued by the
Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred.

        (h) All rights of employees and creditors and all liens upon the property of CAN shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all the debts, liabilities and duties of CAN shall attach to CAC and shall be enforceable against CAC to the same extent as if all such debts, liabilities and duties had been incurred or contracted by CAN.

        (i) The Articles of Incorporation of CAC, as in effect on the Effective
Date, shall continue to be the Articles of Incorporation of CAC without change or amendment.

        (j) The Bylaws of CAC, as in effect on the Effective Date, shall continue to be the Bylaws of CAC without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

        (k) Upon the Effective Date, the Board of Directors of CAC shall consist of those persons set forth in Schedule 1.4.k, and the officers of CAC shall be the officers specified in Schedule 1.4.k. 1.3 Registration Rights. As soon as practicable after the closing date, and within sixty (60) days thereafter, CAN shall, at its sole expense, including all legal and accounting fees, file and prosecute through to S.E.C. "effective date" a Form SB-2 with the S.E.C. to register the shares of restricted Common Stock issued to the CAN shareholders in connection with this transaction who own less than 5% of the total outstanding shares of CCI, post-merger. The holders of such shares shall cooperate fully in the preparation and prosecution of said Form SB-2.

                    2.0 Representations and Warranties of CAN

        CAN represents and warrants to CCI and CAC as set forth below. These representations and warranties are made as an inducement for CCI and CAC to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, such entities would not be parties hereto.

        2.1 Organization and Authority. CAN is a corporation duly organized, validly existing and in good standing under the laws of Wyoming with full power and authority to enter into and perform the transactions contemplated by this
Agreement. CAN further warrants that its total authorized capital consists of an unlimited number of common shares, with a total of 40,559,999 issued and outstanding common shares, par value $.001 per share, and has no commitments to issue additional shares, warrants or options.

        2.2 Capitalization. As of the date of the closing, CAN will have a total of no more than 40,559,999 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and non-assessable. There are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of CAN. The total authorized capital of CAN consists of an unlimited number of shares of Common Stock, par value $.001 per share.

        2.3 Performance of This Agreement. The execution and performance of this
Agreement and the transaction contemplated hereby have been authorized by the board of directors of CAN.

        2.4 Financials. The financial statements of CAN, consisting of the balance sheets as of the period ended 12-31-2004, and statements of operations and cash flow for the period ended 12-31-2004,and statement of changes in stockholder's equity from inception to 12-31-2004, have been prepared and will be delivered by
CAN to CCI and CAC at Closing. CAN recognizes CCI's need to make timely filings under Form 8-K, as well as other applicable laws rules and regulations promulgated under the Securities Act of 1933, as amended, and the Securities
Exchange Act of 1934, as amended. Said financial statements will be true and correct in all material respects and present an accurate and complete disclosure of the financial condition of CAN as of 12-31-2004, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis. CCI has had an opportunity to review the subject financial information for CAN.

        2.5 Liabilities. There are no material liabilities of CAN, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of
CAN, its agents or servants occurring prior to 12-31-2004, which will not be disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of CAN.

        2.6 Absence of Certain Changes or Events. Except as set forth in this
Agreement, since inception of CAN, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of CAN, or
(ii) any damage, destruction, or loss to CAN (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of CAN.

        2.7 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving CAN or its subsidiaries, if any, or their assets, properties, or business, nor does CAN or its subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of CAN is a party adverse to CAN or any of its subsidiaries or has a material interest adverse to
CAN or any of its subsidiaries.

        2.8 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes
(including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by CAN, and there are no unpaid taxes which are, or could become a lien on the properties and assets of CAN, except as provided for in the financial statements of CAN. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

        2.9 Accuracy of All Statements Made by CAN. No representation or warranty by CAN in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of CAN pursuant to this
Agreement, nor any document or certificate delivered to CCI and CAC by CAN pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

                3. Representations and Warranties of CCI and CAC

        CCI and CAC, jointly and severally, represent and warrant to CAN as set forth below. These representations and warranties are made as an inducement for
CAN to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, CAN would not be a party hereto.

        3.1 Organization and Good Standing.

        a. CCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

        b. CAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

        3.2 Capitalization.

        a. The authorized capital stock of CCI is 70,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. A total of 5,912,061 Shares of Common
Stock, 1,495,436 Shares of Class B Preferred Stock; 1,000,000 Shares of Class C
Preferred Stock shares are issued and outstanding. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which CCI is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of CCI, except as set forth in Schedule 5.5. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of CCI. CCI has no subsidiaries except as set forth in Schedule 3.2. All Class A Preferred Stock of CCI shall be returned to CCI treasury prior to Closing and shall not be the subject of this Agreement.

        b. The authorized capital stock of CAC consists of 70,000,000 shares of common stock, $0.001 per share par value, and 5,000,000 shares of Preferred
Stock, $.001 per share par value. As of the date of this Agreement, CAC has a total of 10 shares of common stock outstanding, all of which is owned by CCI.
All of the outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of CAC.

        3.3 Performance of This Agreement. The execution and performance of this
Agreement and the transaction contemplated hereby have been authorized by the boards of directors of CCI and CAC.

        3.4 Financials. True copies of the financial statements of CCI consisting of the balance sheets as of the fiscal years ended 12-31, 2004, have been delivered by CCI to CAN. The financial statements have been examined and certified by Kingery and Crouse, P.A., Certified Public Accountants. Said
financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of CCI as of
September 30, 2004, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

        3.5 Liabilities.

        a. There are no material liabilities of CCI, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of CCI , its agents or servants which are not disclosed by or reflected in said financial statements, save and except that its liabilities, as of the date hereof, are in the approximate amount of US$550,000. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of CCI.

        b. CAC has no liabilities in the aggregate in excess of $500.00.

        3.6 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving CCI or CAC, or their subsidiaries, if any, or their assets, properties, or business, nor does CCI or CAC or their subsidiaries know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of CCI or CAC is a party adverse to either entity or any of their subsidiaries or has a material interest adverse to such entities or any of their subsidiaries.

        3.7 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes
(including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by CCI and CAC, and there are no unpaid taxes which are, or could become a lien on the properties and assets of CCI or CAC, except as provided for in the financial statements of CCI , or have been incurred in the normal course of business of CCI or CAC since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

        3.8 Legality of Shares to be Issued. The shares of common stock of CCI to be issued by CCI pursuant to this Agreement, when so issued and delivered, will have been duly and validly authorized and issued by CCI and will be fully paid and non-assessable.

        3.9 Accuracy of All Statements Made by CCI and CAC. No representation or warranty by CCI or CAC in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by CCI or CAC pursuant to this Agreement, nor any document or certificate delivered to CAN pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statement contained therein not misleading. However, all statements are subject to disclosures in SEC filings of CCI, which shall take precedence over any representations or warranties made in this Agreement.

                          4. Covenants of the Parties.

        4.1 Corporate Records.

        a. Simultaneous with the execution of this Agreement by CAN, such entity shall deliver to CCI and CAC copies of the articles of incorporation, as amended, and the current by-laws of CAN, and copies of the resolutions duly adopted by the board of directors of CAN approving this Agreement and the transactions herein contemplated.

        b. Simultaneous with the execution of this Agreement by CCI and CAC, such entities shall deliver to CAN copies of the articles of incorporation, as amended, and the current by-laws of CCI and CAC, and copies of the resolutions duly adopted by the boards of directors of CCI and CAC approving this Agreement and the transactions herein contemplated.

        4.2 Access to Information.

        a. CCI and CAC and their authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of CAN, and CAN shall furnish or cause to be furnished to CCI and CCI
Acquisitions and their authorized representatives all information with respect to its affairs and business as CCI and CAC may reasonably request. CCI and CAC shall hold, and shall cause their representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to CCI and CAC; (ii) becomes part of the public domain after disclosure through no fault of CCI or CAC; (iii) is known to
CCI or CAC or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of CAN. In the event this
Agreement is terminated prior to closing, CCI and CAC shall, upon the written request of CAN, promptly return all copies of all documentation and information provided by CAN hereunder.

        b. CAN and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of CCI and CAC, and CCI and CAC shall furnish or cause to be furnished to CAN and its authorized representatives all information with respect to their affairs and business as CAN may reasonably request. CAN shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to CAN; (ii) becomes part of the public domain after disclosure through no fault of CAN; (iii) is known to CAN or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of CCI and CAC. In the event this Agreement is terminated prior to closing, CAN shall, upon the written request of CCI or CAC, promptly return all copies of all documentation and information provided by CCI or CAC hereunder.

        4.3 Actions Prior to Closing. From and after the date of this Agreement and until the closing date:

        a. CCI and CAC and CAN shall each carry on its business diligently and substantially in the same manner as heretofore, and neither party shall make or institute any unusual or novel methods of purchase, sale, management, accounting or operation.

        b. Neither CCI or CAC nor CAN shall enter into any contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with its business practices.

        c. Neither CCI or CAC nor CAN shall amend its articles of incorporation and by-laws or make any changes in authorized or issued capital stock, except as provided in this Agreement.

        d. CCI and CAC and CAN shall each use its best efforts (without making any commitments on behalf of the company) to preserve its business organization intact.

        e. Neither CCI or CAC nor CAN shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment, or obligation of such party.

        f. CCI and CAC and CAN shall each duly comply with all applicable laws as may be required for the valid and effective issuance or transfer of stock contemplated by this Agreement.

        g. Neither CCI or CAC nor CAN shall sell or dispose of any property or assets, except products sold in the ordinary course of business.

        h. CCI and CAC and CAN shall each promptly notify the other of any lawsuits, claims, proceedings, or investigations that may be threatened, brought, asserted, or commenced against it, its officers or directors involving in any way the business, properties, or assets of such party.

        4.4 Shareholders' Consent. CAC and CAN shall promptly submit this Agreement and the transactions contemplated hereby for the approval of their respective stockholders by written consent and, subject to the fiduciary duties of the
Boards of Directors of CAC and CAN under applicable law, shall use their best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby.

        4.5 No Covenant as to Tax or Accounting Consequences. It is expressly understood and agreed that neither CCI or CAC nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax or accounting consequences of the transactions contemplated by this Agreement or the tax or accounting consequences of any action pursuant to or growing out of this Agreement.

        4.6 Indemnification. CAN shall indemnify CCI and CAC for any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) suffered by CCI and CAC resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty, or covenant made by CAN herein, and any claims arising from the operations of CAN prior to the closing date. CCI and CAC, jointly and severally, shall indemnify and hold CAN harmless from and against any loss, cost, expense, or other damage
(including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty, or agreement made by CCI or CAC herein, and any claims arising from the operations of CCI or CAC prior to the closing date.
The indemnity agreement contained herein shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement.

        4.7 Publicity. The parties agree that no publicity, release, or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release, or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

        4.8 Expenses. Except as otherwise expressly provided herein, CAN shall bear the expenses incurred in connection Iwith the negotiation and preparation of this Agreement, the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of the parties under this Agreement.

        4.9 Further Actions. Each of the parties hereto shall take all such further action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this Agreement.

        4.10 Change of Domicile. Prior to the closing date, CCI shall not change the domicile of CCI from the State of Nevada.

              5. Conditions Precedent to CCI and CAC's Obligations

        Each and every obligation of CCI and CAC to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

        5.1 Truth of Representations and Warranties. The representations and warranties made by CAN in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

        5.2 Performance of Obligations and Covenants. CAN shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the closing.

        5.3 Officer's Certificate. CCI and CAC shall have been furnished with a certificate (dated as of the closing date and in form and substance reasonably satisfactory to CCI and CAC), executed by an executive officer of CAN, certifying to the fulfillment of the conditions specified in subsections 5.1 and
5.2 hereof.

        5.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

        5.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of CAN to conduct its business or the earning power thereof on the same basis as in the past.

                 6. Conditions Precedent to Obligations of CAN.

        Each and every obligation of CAN to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

        6.1 Truth of Representations and Warranties. The representations and warranties made by CCI and CAC in this Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

        6.2 Performance of Obligations and Covenants. CCI and CAC shall have performed and complied with all obligations and covenants required by this
Agreement to be performed or complied with by them prior to or at the closing.

        6.3 Officer's Certificate. CAN shall have been furnished with a certificate
(dated as of the closing date and in form and substance reasonably satisfactory to CAN), executed by an executive officer of CCI and CAC, certifying to the fulfillment of the conditions specified in subsections 6.1 and 6.2 hereof

                                       10

        6.4 No Litigation or Other Legal Proceedings. There shall be no litigation or any other legal proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

        6.5 No Material Adverse Change. As of the closing date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of CCI or CAC to conduct its business.

                          7. Securities Law Provisions.

At closing, CAN shall deliver to CCI a representation form signed by the shareholders of CAN (the "Shareholders"), in the form of Exhibit "A" hereto, providing representations essentially as follows:

        7.1 Restricted Securities. Each of the Shareholders represents that he/she is aware that the shares issued to him/her will not have been registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or any state securities act, and, thus, will be "restricted" securities as defined in
Rule 144 promulgated by the Securities and Exchange Commission (the "SEC").
Therefore, under current interpretations and applicable rules, he/she will probably have to retain such shares for a period of at least one year and at the expiration of such one year period his/her sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the
SEC and such disposition may be available only if the issuer is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

        7.2 Non-distributive Intent. Each of the Shareholders covenants and warrants that the shares received are acquired for his/her own account and not with the present view towards the distribution thereof and he/she will not dispose of such shares except (i) pursuant to an effective registration statement under the 1933 Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the issuer, is exempt from registration under the 1933 Act, or the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection 7.2, an appropriate legend will be placed upon each of the certificates of common stock of issued pursuant to this
Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

Each Shareholder understands that each certificate for CCI Shares issued to the
Shareholder, or to any subsequent transferee, shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described in this Section 7 and that CCI shall refuse to transfer the CCI Shares except in accordance with such restrictions:

                                       11

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
        THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE BEEN ACQUIRED
        FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE
        DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION
        STATEMENT UNDER THE 1933 ACT WITH RESPECT TO SUCH SHARES, OR AN OPINION OF
        THE ISSUER'S COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER
        THE 1933 ACT.

        The Shareholders acknowledge they have respectively had an opportunity to receive and review CCI's Quarterly Report on Form 10-QSB for the period ended
September 30, 2004 (the "SEC Report") through and including the date of this
Agreement, and the financial books and records of CAN. The Shareholders further respectively acknowledge that CCI has given to the Shareholders, and their respective counsel, accountants and other advisors, agents, consultants and representatives, if any, full access to all of the properties, books, contracts, commitments and records of CCI and has furnished or will furnish all such information concerning CCI (including its operations, financial condition and business plan) as the Shareholders have requested or may request.

        7.3 Evidence of Compliance with Private Offering Exemption. Each of the
Shareholders hereby represents and warrants that he/she, either individually or together with his/her representative, has such knowledge and experience in business and financial matters that he/she is capable of evaluating the risks of this Agreement and the transactions contemplated hereby, and that the financial capacity of such party is of such proportion that the total cost of such person's commitment in the shares would not be material when compared with his/her total financial capacity. Upon the written request of the issuer of the securities issued or transferred pursuant to this Agreement, and upon exercise of any option, the Shareholder shall provide such issuer with evidence of compliance with the requirements of any federal or state exemption from registration. CCI, CAC and CAN shall each file, with the assistance of the other and its respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by each of them to be necessary or appropriate in an effort to document reliance on such exemptions, unless an exemption requiring no filing is available in the particular jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

                            8. Change of Management.

        Upon and as a condition of closing this Agreement:

                                       12

        8.1 Concurrent with the merger, the Directors and Officers of CCI shall resign their respective positions and CCI shall appoint the Officers and
Directors of CCI and CAN, which shall include David Hewitt as a Director of both corporations. Prior to closing, CAN will furnish material information regarding such Directors for filing with applicable regulatory authorities.

        8.2 CAN reserves the right to terminate this Agreement if the nominee(s)
selected by it are not elected or appointed as set forth above.

        8.3 CAN and CCI shall have offices located in Elizabethtown, KY, Riverside,
CA and other such locations as the Boards of CCI and CAN, post-merger, may determine.

        8.4 CCI agrees that CAN shall have the right to engage the CAN attorney for all details of the definitive agreement, and as the attorney of record for CCI, post-merger.

        8.5 CCI shall, post-merger, change its name to C A Networks, Inc.

        8.6 CCI shall retain all current employees of CCI, including management personnel, on the same terms and condition as such employees are current employed, up to a term of one (1) year from Closing, specifically including Judy
Kline, David Bower and Thanh Bower.

        9. Closing

        9.1 Time and Place. The closing of this transaction ("closing") shall take place at 1495 Ridgeview Drive, Suite 220, Reno, Nevada, at 1:00 p.m., April 30,
2005, or at such other time and place as the parties hereto shall agree upon.
Such date is referred to in this Agreement as the "closing date".

        9.2 Documents to Be Delivered by CAN. At the closing, CAN shall deliver to
CCI and CAC the following documents:

        a. A duly executed copy of this Agreement.

        b. The representation forms of the Shareholders described in Section 7 hereof.

        c. The certificate required pursuant to subsection 5.3 hereof.

        d. A signature page from the CAN shareholders authorizing this Agreement and the transactions contemplated hereby, in the form of Exhibit "B" hereto.

        e. Certificates for 40,559,999 shares of Common Stock of CAN.

        f. A check payable to Judy Kline in the amount of $40,000.00 as full consideration for surrender and cancellation of the 4,000,000 shares of Class A
Preferred Stock held by her.

                                       13

        g. Such other documents of transfer, certificates of authority, and other documents as CCI and CAC may reasonably request.

        9.3 Documents to be Delivered by CCI and CAC. At the closing, CCI and CAC shall deliver to CAN the following documents:

        a. A duly executed copy of this Agreement.

        b. Certificates representing all 10,000,000 authorized shares of Class A
Convertible Preferred Stock, including the currently issued and outstanding share certificate for 4,000,000 shares marked "Cancelled".

        c. Such other documents of transfer, certificates of authority, and other documents as CAN may reasonably request.

                                 10. Termination

This Agreement may be terminated by CCI and CAC or CAN by notice to the other if, (i) at any time prior to the closing date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its or their obligations to consummate the transactions contemplated by this Agreement incapable of fulfillment, or (ii) on April 30, 2005, if the Closing shall not have occurred. Following termination of this Agreement no party shall have liability to another party relating to such termination, other than any liability resulting from the breach of this Agreement by a party prior to the date of termination.

                               11. Miscellaneous.

        11.1 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

CCI and CAC:             Competitive Companies, Inc.
                         3751 Merced Drive, Suite C
                         Riverside, CA 92501
                         Attn: President

CAN :                    C A Networks, Inc.
                         111 S. Mulberry St., Suite 201
                         Elizabethtown, KY 42701
                         Attn: President

                                       14

with copy to:            Michael J. Morrison, Esq.
                         1495 Ridgeview Drive, Suite 220
                         Reno, NV 89509

        11.2 Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Nevada.

        11.3 Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

        11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

        11.5 Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this
Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

        11.6 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this
Agreement.

        11.7 Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

        11.8 Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

        11.9 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

        11.10 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental

                                       15

instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

        11.11 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this
Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

        11.12 Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

        11.13 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and
Plan of Reorganization as of the day and year first above written.

                                    CCI:     Competitive Companies, Inc.

                                             By: /s/Judy Kline
                                                 Judy Kline, President

                                    CAC:     CCI Acquisition Corp.

                                             By: /s/Russell Preston
                                                 Russell Preston, President

                                    CAN:     C A Networks, Inc.

                                             By: /s/Russell Preston
                                                 Russell Preston, President

                                                      SCHEDULE 1.4.k

                                       16

                                  EXHIBIT "A"

              REPRESENTATIONS OF C A NETWORKS, INC., SHAREHOLDERS

        Pursuant to Section 7 of the Merger Agreement and Plan of Reorganization
(the "Agreement"), entered into by and among Competitive Companies, Inc., a corporation organized and existing under the laws of the State of Nevada
("CCI"), CCI Acquisition Corp., a corporation organized and existing under the laws of the State of Nevada ("CAC"), and C A Networks, Inc., a corporation organized and existing under the laws of the State of Wyoming ("CAN"), the CAN
Shareholders ("Shareholders") jointly and severally expressly and unconditionally represent as follows:

        Restricted Securities. Each of the Shareholders represents that he/she is aware that the shares/options issued to him/her will not have been registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or any state securities act, and thus will be "restricted" securities, as defined in
Rule 144 promulgated by the Securities and Exchange Commission (the "SEC").
Therefore, under current interpretations and applicable rules, he/she will probably have to retain such shares, and any shares issued upon exercise of any option(s) for a period of at least one year and at the expiration of such one year period his/her sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the issuer is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

        Non-distributive Intent. Each of the Shareholders and Option Holders
covenants and warrants that the shares/options received are acquired for his/her own account and not with the present view towards the distribution thereof and he/she will not dispose of such shares/options except (i) pursuant to an effective registration statement under the 1933 Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the issuer, is exempt from registration under the 1933 Act, or the rules and regulations of the SEC thereunder. In order to effectuate these covenants, an appropriate legend will be placed upon each of the certificates of common stock of issued pursuant to this Agreement, and upon shares issued on the exercise of any option, and stop transfer instructions shall be placed with the transfer agent for the securities.

        Each Shareholder understands that each certificate for CCI Shares issued to the Shareholder or to any subsequent transferee shall be stamped or otherwise imprinted with the legend set forth below summarizing the restrictions described herein and that CCI shall refuse to transfer the CCI Shares except in accordance with such restrictions:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
        UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). THE SHARES HAVE
        BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED,

                                       17

        ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND
        EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT WITH RESPECT TO
        SUCH SHARES, OR AN OPINION OF THE ISSUER"S COUNSEL TO THE EFFECT THAT
        REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

        The Shareholders acknowledge they have respectively had an opportunity to receive and review CCI's Quarterly Report on Form 10-QSB for the Period ended
September 30, 2004 (the "SEC Report") through and including the date of this
Agreement, and the financial books and records of CAN. The Shareholders further respectively acknowledge that CCI has given to the Shareholders, and their respective counsel, accountants and other advisors, agents, consultants and representatives, if any, full access to all of the properties, books, contracts, commitments and records of CCI and has furnished or will furnish all such information concerning CCI (including its operations, financial condition and business plan) as the Shareholders have requested or may request.

        Evidence of Compliance with Private Offering Exemption. Each of the
Shareholders hereby represents and warrants that he/she, either individually or together with his/her representative, has such knowledge and experience in business and financial matters that he/she is capable of evaluating the risks of this Agreement and the transactions contemplated hereby, and that the financial capacity of such party is of such proportion that the total cost of such person's commitment in the shares/options would not be material when compared with his/her total financial capacity. Upon the written request of the issuer of the securities issued or transferred pursuant to this Agreement, and upon exercise of any option, the Shareholder shall provide such issuer with evidence of compliance with the requirements of any federal or state exemption from registration. CCI, CAC and CAN shall each file, with the assistance of the other and its respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by each of them to be necessary or appropriate in an effort to document reliance on such exemptions, unless an exemption requiring no filing is available in the particular jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

        The signature of each CAN Shareholder is set forth on the attached page(s), which may be signed in counterpart.

        The signature of each Shareholder further constitutes a consent resolution by the CAN Shareholders, pursuant to NRS 78.320, approving the merger, as proposed in the Agreement. Any Shareholder who does not approve the merger and agree to exchange his/her shares, as provided in the Agreement, may exercise dissenter's rights, as set forth in NRS Ch. 92A, and obtain payment for his/her shares, all pursuant to the protocol set forth in NRS 92A.380-92A.500. A copy of the Nevada statutes in this regard (NRS 92A.300-500) are being separately provided to each Shareholder.

                                       18

                               END OF EXHIBIT "A"
                                   EXHIBIT "B"

                       SIGNATURES OF SELLING SHAREHOLDERS

                                       Number of CAN
Name of               Consent/         Shares Owned by Selling
Selling Shareholder   Dissent  (1)     Shareholder                Signature

Common                Consent                                     /s/ Russell Preston
Russ Preston

Footnote 1

Please write either consent or dissent on the line in this column next to your name.